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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (as permitted by Rule 14a-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Nutraceutical International Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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Nutraceutical International Corporation
1400 Kearns Boulevard, 2nd Floor
Park City, Utah 84060

December 17, 2003

To our Stockholders:

        You are cordially invited to the 2004 Annual Meeting of Stockholders for Nutraceutical International Corporation.

Date:	Friday, January 9, 2004
Time:	10:00 a.m.
Place:	The Grand Summit Resort 4000 The Canyons Resort Drive Park City, Utah 84098

        At the Annual Meeting, you will have the opportunity to act on the following matters:

  •
  Election of one Class I Director, for a term of one year, and three Class III Directors, each for a term of three years;

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as Nutraceutical's independent auditors for the fiscal year ending September 30, 2004; and

  •
  Any other business that may properly come before the meeting or any adjournment of the meeting.

        In addition to the formal items of business, Nutraceutical will review the major developments and accomplishments of fiscal 2003 and answer appropriate questions that you may have about Nutraceutical and its activities.

        This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on December 10, 2003, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy card in the enclosed envelope, even if you plan to attend the meeting. If you do attend the meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the meeting by following the instructions in the Proxy Statement.

        Thank you for your ongoing support and continued interest in Nutraceutical. We look forward to seeing you at the meeting.

Sincerely,
Frank W. Gay II Chairman of the Board and Chief Executive Officer

PROXY STATEMENT FOR THE

NUTRACEUTICAL INTERNATIONAL CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

PROXY STATEMENT FOR THE NUTRACEUTICAL INTERNATIONAL CORPORATION 2004 ANNUAL MEETING OF STOCKHOLDERS
Information About the Annual Meeting and Voting
Proposals
The Board of Directors
Principal Stockholders
Management Compensation
Compensation Committee Report
Audit Committee Report
Performance Graph
Submission Of Stockholders' Proposals and Additional Information

WHERE CAN I GET MORE INFORMATION?

        Nutraceutical files annual, quarterly and special reports, proxy statements and other information with the SEC. Nutraceutical's SEC filings are available to the public over the Internet at the SEC's web site (http:/ /www.sec.gov). You may also read and copy any document Nutraceutical files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document Nutraceutical files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        Enclosed with this Proxy Statement is a copy of Nutraceutical's Annual Report on Form 10-K for the fiscal year ended September 30, 2003, along with the accompanying financial statements and schedule. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1500 Kearns Boulevard, Suite B-200, Park City, Utah 84060.

        Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

  •
  our investor information line at 1-435-655-6106; and

  •
  recent press releases issued by Nutraceutical, which are available on various financial web sites and which may also be obtained from Investor Relations at Nutraceutical.

PROXY STATEMENT FOR THE
NUTRACEUTICAL INTERNATIONAL CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

        You were sent this Proxy Statement and the enclosed proxy card because Nutraceutical's Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign, date and return the enclosed proxy card to register your vote.

        This Proxy Statement, the enclosed proxy card and Nutraceutical's Annual Report on Form 10-K were first sent on or about December 17, 2003 to all stockholders who owned Nutraceutical common stock at the close of business on December 10, 2003, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Nutraceutical's stockholders will be open for examination at Nutraceutical's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 11,181,129 shares of Nutraceutical common stock issued, outstanding and entitled to vote.

NUMBER OF VOTES

        Each share of Nutraceutical common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates shares of Nutraceutical common stock that you own. Stockholders of Nutraceutical do not have cumulative voting rights with respect to the election of Directors.

QUORUM REQUIREMENT

        At the Annual Meeting, the inspector of election will determine whether a quorum is present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the issued and outstanding shares of common stock on the record date and entitled to vote must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING BY PROXY

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person. The last vote that you submit chronologically (by any means) will supersede your prior vote(s).

        If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

  •
  "FOR" the election of one Class I Director and three Class III Directors; and

  •
  "FOR" ratifying the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Nutraceutical's independent auditors for the fiscal year ending September 30, 2004.

        Presently, Nutraceutical knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement. Under Nutraceutical's bylaws, the deadline for stockholders to notify Nutraceutical of any proposals or director nominations to be presented for action at the Annual Meeting has passed.

REVOKING YOUR PROXY

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  •
  You may send in another proxy with a later date;

  •
  You may notify Nutraceutical of your proxy revocation by contacting Nutraceutical's Legal Department, in writing, before the Annual Meeting; or

  •
  You may attend the Annual Meeting and vote in person.

VOTING IN PERSON

        If you plan to attend the Annual Meeting and vote in person, you may deliver your completed proxy card or you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on December 10, 2003, the record date for voting. Even if you are planning to attend the meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the meeting.

APPROVING THE PROPOSALS

PROPOSAL I:	ELECTING ONE CLASS I DIRECTOR AND THREE CLASS III DIRECTORS

        At the Annual Meeting, the four nominees for director receiving the greatest number of votes cast in person or by proxy, whether or not a majority of the total votes cast, will be elected. If you are present and do not vote, or if you send in your proxy card marked "withhold authority," your vote will have no impact on the election of those directors as to whom you have withheld votes.

PROPOSAL II:	RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS NUTRACEUTICAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004

        In order to be approved, all other matters to be voted on, including ratifying the appointment of independent auditors, require the affirmative vote of a majority of the shares entitled to vote at the meeting, cast either in person or by proxy. If you attend the meeting but do not vote, or if you send in your proxy card marked "abstain," your abstention will have no impact on the appointment of independent auditors.

EFFECT OF BROKER NON-VOTES

        Under the rules of The Nasdaq Stock Market, if your broker holds your shares in its name, the broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on either of the proposals, such "broker non-votes" will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

COST OF SOLICITING PROXIES

        Nutraceutical will bear all of the costs of soliciting these proxies on behalf of the Board of Directors. In addition to mailing proxy solicitation material, Nutraceutical's directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Nutraceutical will not compensate these directors, officers and employees additionally for this solicitation, but Nutraceutical may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Nutraceutical reserves the right to retain other outside agencies for the purpose of soliciting proxies. Nutraceutical will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and, as required by law, Nutraceutical will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

PROPOSALS

        Nutraceutical's Board of Directors (referred to collectively as "Board" or "Directors" and each individually as a "Director") is soliciting your vote with respect to each of the following proposals. Nutraceutical does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment. The Board recommends that you vote "FOR" each of the following proposals:

PROPOSAL I:	ELECTING DIRECTORS

        The Board has nominated Frank W. Gay II, J. Steven Young and Gregory M. Benson as Class III Directors and J. Kimo Esplin as a Class I Director to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Messrs. Gay II, Young and Benson will hold office until the 2007 Annual Meeting or until their earlier death, resignation or removal, and Messr. Esplin will hold office until the 2005 Annual Meeting or until his earlier death, resignation or removal.

        Nutraceutical knows of no reason why any of these nominees may be unable to serve as a Director. If a nominee is unable to serve, your proxy representative may vote for another nominee proposed by the Board. If any Director resigns, dies or is otherwise unable to serve out a complete term, or the Board increases the number of Directors, the Board may fill the vacancy through a majority vote of those serving at that time.

PROPOSAL II:	RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS NUTRACEUTICAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2004

        The Board has appointed PricewaterhouseCoopers as the independent auditors for Nutraceutical. If this appointment is approved, PricewaterhouseCoopers will audit the books and accounts of Nutraceutical for the year ending September 30, 2004. PricewaterhouseCoopers audited the financial statements of Nutraceutical for the year ended September 30, 2003. Nutraceutical expects representatives of PricewaterhouseCoopers to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish, and where they will be available to answer any relevant questions that you may have.

        If the appointment of PricewaterhouseCoopers as independent auditors for fiscal 2004 is not ratified by stockholders, the adverse vote will be considered a direction to the Board to consider other independent auditors for next year. However, because of the difficulty in making any substitution of independent auditors so long after the beginning of the current fiscal year, the appointment for fiscal 2004 will stand unless the Board finds other good reason for making the change.

THE BOARD OF DIRECTORS

        The Board oversees the business and other affairs of Nutraceutical and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of Nutraceutical. Board members keep themselves informed through discussions with the chairman of the Board, other key executives and Nutraceutical's principal external advisors (such as legal counsel, independent auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board meetings.

        As of September 30, 2003, seven individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each Director serving a term of three years, or until a successor is appointed or elected. Robert C. Gay has indicated that he will not stand for election to the Board at the 2004 Annual Meeting and Matthew S. Levin has indicated his intent to resign from the Board effective as of the 2004 Annual Meeting. Accordingly, the Board is nominating two new directors to stand for election at the 2004 Annual Meeting, Messrs. Benson and Esplin, as set forth below.

        The Board held five meetings during fiscal 2003 and did not act by unanimous written consent during this period. Incumbent Board members participated in 75 percent or more of the aggregate of (i) the total number of Board meetings held during their periods of service and (ii) the total number of meetings held by Board committees on which they served during their periods of service.

CLASS I DIRECTORS

  TERM EXPIRING AT THE 2005 ANNUAL MEETING

        Jeffrey A. Hinrichs, age 46, has served as a Director, executive vice president and chief operating officer of Nutraceutical since 1994. Before he joined Nutraceutical, Mr. Hinrichs served as president of Solaray from 1993 to 1994. Prior to his tenure as president, Mr. Hinrichs served as chief financial officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs received a bachelor of science degree from Weber State University.

  RESIGNING

        Matthew S. Levin, age 37, served as a Director of Nutraceutical from its inception through January 1995 and also has served from December 1996 to the present. Mr. Levin is a managing director with Bain Capital Partners, LLC ("Bain"), a private equity firm. Mr. Levin joined Bain in 1992 before attending Harvard Business School from 1994 to 1996, where he received a master's degree in business administration. From 1988 to 1991, Mr. Levin was a consultant with Bain & Company, Inc. Mr. Levin received a bachelor of science degree from the University of California at Berkeley. Mr. Levin has indicated his intent to resign from the Board effective as of the 2004 Annual Meeting.

  NOMINATED FOR ELECTION

        J. Kimo Esplin, age 41, is executive vice president and chief financial officer of the Huntsman Group of companies including Huntsman LLC, Huntsman International LLC and Huntsman Advanced Materials LLC. Mr. Esplin has served in this position since 1997. Previously, Mr. Esplin served as the treasurer of the Huntsman Companies. Prior to joining Huntsman in 1994, Mr. Esplin was vice president in the Investment Banking Division of Bankers Trust Company, where he worked for seven years. Mr. Esplin received a master's degree in business management from Northwestern University and a bachelor of science degree in accounting from Brigham Young University ("BYU").

CLASS II DIRECTORS

  TERM EXPIRING AT THE 2006 ANNUAL MEETING

        Michael D. Burke, age 59, is president of MDB Capital Ventures, a venture capital and leadership development consulting firm. He was formerly director, president and chief executive officer of EOTT Energy Corp., a $12 billion New York Stock Exchange corporation and the largest marketer and transporter of crude oil in North America. Prior to joining EOTT Energy Corp., Mr. Burke served as director, president and chief executive officer of Tesoro Petroleum Corporation from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke currently serves as chairman of the board of Fiber Dynamics, Inc. Mr. Burke received a master's degree in business administration from the University of Texas and a bachelor of science degree in chemical engineering from Texas A&M University.

        James D. Stice, Ph.D., age 44, is the Distinguished Teaching Professor of Accounting in the School of Accountancy at BYU. Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. Currently, Professor Stice is director of BYU's MBA Program. In addition, Professor Stice has been involved in executive education for Ernst & Young, BankAmerica Corporation, International Business Machines Corporation, and AngloGold Limited. Professor Stice received a Ph.D. from the University of Washington as well as master's and bachelor's degrees from BYU, all in accounting.

CLASS III DIRECTORS

  NOMINATED FOR ELECTION

        Frank W. Gay II, age 58, has served as chairman of the Board of Nutraceutical since its inception and as chief executive officer since 1994. Mr. Gay II has been a partner of F.W. Gay & Sons, a private equity investment group, from 1967 to present. Mr. Gay II received a master's degree in business administration from Harvard Business School and a bachelor of science degree from BYU.

        J. Steven Young, age 42, has served as a Director of Nutraceutical since May 1998. Mr. Young was a professional athlete who played quarterback for the San Francisco 49'ers. He founded the Forever Young Foundation, the Sport, Education and Values Foundation and is the broadcast host for the Children's Miracle Network. Mr. Young currently serves as a board member for CRS Retail Systems and Foundry Networks. He is also a corporate spokesperson for several high-profile companies, including Toyota, ICON Health and Fitness Inc. and Sun MicroSystems. Mr. Young received juris doctorate and bachelor of art degrees from BYU. He is a partner in Sorenson Capital, a regional private equity firm.

        Gregory M. Benson, age 49, is a senior member of the London-based Bain Capital team starting up Bain's European private equity business. Mr. Benson joined Bain in 1996 and has worked with a number of Bain's portfolio companies in various capacities. Prior to joining Bain, he served for four years as the Chief Financial Officer of a Bain-led buyout, American Pad and Paper Company, and headed this company's acquisition program prior to its public offering. Mr. Benson began his business career with General Electric where he served for sixteen years in senior management positions with a wide variety of responsibilities, including those involving business startups and finance. Mr. Benson concluded his service with General Electric as Head of Merchant Banking for GE Financial Services. Mr. Benson currently serves on the board of directors of ICON Health and Fitness Inc. Mr. Benson received a bachelor of science in business administration from the University of Minnesota.

  NOT STANDING FOR ELECTION

        Robert C. Gay, age 52, has served as a Director of Nutraceutical since its inception. He has been a managing director of Bain since 1993 and has been a general partner of Bain Capital Venture Capital since 1989. He is vice chairman of the board of directors of IHF Capital, parent of ICON Health and Fitness Inc. In addition, Mr. Gay serves as a director of Buhrmann, a large publicly-traded Dutch office products company, and Alliance Laundry, a manufacturer of industrial laundry equipment. Mr. Gay is also a director of Maxim Crane Works. Before joining Bain, Mr. Gay was an executive vice president of General Electric Credit Capital Markets Group and a principal and vice president in Kidder Peabody's Merchant Banking Group. He also taught economics at Harvard University and was a manager at McKinsey & Company. Mr. Gay received a Ph.D. in business economics from Harvard University and an A.B. from the University of Utah. Mr. Gay has indicated that he will not stand for election at the 2004 Annual Meeting.

COMMITTEES OF THE BOARD

        The Board has two standing committees: the Compensation Committee and the Audit Committee.

        Compensation Committee.    The Compensation Committee includes three Board members who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and certain key Nutraceutical employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. The Compensation Committee is currently comprised of Messrs. Gay II, Levin and Young. The Compensation Committee held one meeting during fiscal 2003.

        Audit Committee.    The Audit Committee includes four Board members who make recommendations to the Board regarding the independent auditors to be nominated for election by the stockholders. The Committee reviews the independence of the auditors, approves the scope of their annual audit activities, approves the audit fee, approves any non-audit related services and reviews the audit results. PricewaterhouseCoopers currently serves as Nutraceutical's independent auditors. The Board has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Messrs. Burke, Levin, Stice and Young. Nutraceutical believes that Messrs. Burke, Levin, Stice and Young each satisfy the independence requirements contained in the applicable rules of the National Association of Securities Dealers' listing standards. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Messr. Stice serves as the Audit Committee financial expert. The Audit Committee held six meetings during fiscal 2003.

        Nutraceutical has no nominating committee. The Board is responsible for filling vacancies that occur on the Board and for recommending candidates for election as directors at the Annual Meeting.

DIRECTOR COMPENSATION

        Nutraceutical reimburses all directors for reasonable expenses incurred in attending Board meetings. Directors who are employees of Nutraceutical do not receive a salary or retainer for their services. Except as mentioned below, Nutraceutical pays non-employee directors a quarterly cash retainer of $5,000, and each non-employee director has been granted options to purchase 10,000 shares of common stock under Nutraceutical's 1998 Non-Employee Director Stock Option Plan. Messrs. Gay and Levin are not compensated by Nutraceutical for their service as members of the Board and have not been granted any options. Directors do not currently receive any additional compensation for committee participation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Gay and Levin, Board members, and Messr. Benson, a nominated Board member, have a professional affiliation with Bain. Messrs. Frank W. Gay II and Robert C. Gay are brothers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Transaction Services Agreement.    Nutraceutical is party to a transaction services agreement with Bain Capital, Inc. ("Bain Capital"), pursuant to which Bain Capital may provide advisory services in connection with certain transactions (whether debt or equity) by Nutraceutical or any of Nutraceutical's subsidiaries in exchange for a transaction fee of up to one percent of the aggregate value of each transaction. Nutraceutical is not required to pay any recurring annual management fees under the agreement. Pursuant to the agreement, Bain Capital will provide advisory services and personnel support to help Nutraceutical identify, analyze, negotiate and structure potential transactions. Nutraceutical believes that the terms of the agreement are at least as favorable for Nutraceutical as those that could be negotiated with a third party.

        Indemnification of Directors and Officers.    Nutraceutical has agreed to provide indemnification for its Board members and executive officers beyond the indemnification provided for in Nutraceutical's Amended and Restated Certificate of Incorporation and Bylaws.

        Agreements Among Securityholders.    Nutraceutical and certain stockholders are parties to a Registration Agreement providing for the registration of certain shares of common stock in future periods.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 requires Nutraceutical's directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Nutraceutical common stock and to provide Nutraceutical with copies of the reports. Based on Nutraceutical's review of these reports and of certifications furnished to us, Nutraceutical believes that all of these reporting persons complied with the filing requirements for fiscal 2003, except Messr. Burke, who filed a late Form 4 in October 2003 reporting three purchases of common stock that occurred on the same day.

PRINCIPAL STOCKHOLDERS

        The table below sets forth certain information regarding the beneficial ownership of common stock of Nutraceutical as of December 10, 2003 by (i) each person or entity known to Nutraceutical to beneficially own five percent or more of the outstanding common stock, (ii) named executive officers and directors and (iii) all executive officers and directors of Nutraceutical as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

	SHARES OF COMMON STOCK(a)
NAME	NUMBER OF SHARES(b)	PERCENT OF CLASS
Five Percent Stockholders
Bain Capital Funds(c)(d)	1,916,444	17.1
Officers and Directors
Robert C. Gay (including the holdings of Bain Capital Funds)(e)	1,951,723	17.5
Frank W. Gay II	1,039,795	9.1
Matthew S. Levin (BCIP Associates)(f)	62,812	0.6
Jeffrey A. Hinrichs	310,933	2.8
Gary M. Hume	116,092	1.0
Leslie M. Brown, Jr.	97,552	*
Bruce R. Hough	60,760	*
Michael D. Burke	15,000	*
J. Steven Young	10,000	*
James D. Stice	834	*
Greg Benson	—	*
J. Kimo Esplin	—	*
All executive officers and directors as a group (fourteen persons)	3,663,232	30.9

*
Percent of class represents less than 1% of the total.

(a)
Calculation of percentage of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days following the date of the table only by the respective named stockholder.

(b)
Includes 286,896, 99,175, 60,000, 85,294, 55,038, 10,000, 10,000, 834 and 658,746 shares of Common Stock that may be purchased within 60 days of the date of the table upon the exercise of stock options by Messrs. Gay II, Hinrichs, Hume, Brown, Hough, Burke, Young, Stice and all executive officers and directors as a group (fourteen persons), respectively.

(c)
Includes 833,046 shares of common stock held by Bain Capital Fund IV, L.P. ("Fund IV"); 953,339 shares of common stock held by Bain Capital Fund IV-B, L.P. ("Fund IV-B"); 62,812 shares of common stock held by BCIP Associates ("BCIP"); and 67,247 shares of common stock held by BCIP Trust Associates, L.P. ("BCIP Trust" and collectively with Fund IV, Fund IV-B and BCIP, the "Bain Capital Funds").

(d)
The business address of Bain Capital Funds is 111 Huntington Avenue, Boston, Massachusetts 02199.

(e)
Includes 1,916,444 shares held by the Bain Capital Funds.

(f)
All shares are held by BCIP.

MANAGEMENT COMPENSATION

GENERAL

        Executive officers of Nutraceutical are elected by and serve at the discretion of the Board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended September 30, 2003 for the chief executive officer and each of the four other most highly compensated executive officers of Nutraceutical as of the end of fiscal 2003 (the "Named Executives").

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION
Name and Principal Position	Year	Salary(a)	Bonus	Other Annual Compensation(b)	Securities Underlying Options
Frank W. Gay II Chief Executive Officer	2003 2002 2001	$332,115 316,912 297,500	$261,300 240,000 210,000	$8,000 8,000 6,800	0 100,000 0
Bruce R. Hough President	2003 2002 2001	176,654 170,231 164,846	40,584 51,300 44,820	7,066 6,539 6,338	0 10,000 0
Jeffrey A. Hinrichs Executive Vice President and Chief Operating Officer	2003 2002 2001	229,866 223,615 214,461	94,248 81,000 84,240	8,185 7,077 7,046	0 30,000 0
Gary M. Hume Executive Vice President	2003 2002 2001	218,846 212,923 205,654	58,960 55,640 53,820	8,185 7,334 6,974	0 0 0
Leslie M. Brown, Jr. Senior Vice President, Finance and Chief Financial Officer	2003 2002 2001	189,982 177,692 162,500	161,400 147,000 61,875	7,588 7,085 6,246	0 60,000 0

(a)
Includes amounts earned but deferred by the Named Executives pursuant to Nutraceutical's 401(k) Plan.

(b)
Represents matching contributions made by Nutraceutical under its 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        None.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table shows information for the Named Executives concerning stock option exercises during Nutraceutical's last fiscal year and options outstanding at the end of the last fiscal year:

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(a)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank W. Gay II	0	$0	270,229	49,999	$1,645,429	$343,493
Bruce R. Hough	0	0	53,372	5,000	299,759	34,350
Jeffrey A. Hinrichs	0	0	99,175	15,000	463,843	103,050
Gary M. Hume	0	0	60,000	0	352,200	0
Leslie M. Brown, Jr.	0	0	75,294	30,000	316,047	206,100

(a)
Assumes a fair market value of Nutraceutical's common stock at September 30, 2003 equal to $10.37 per share.

STOCK PLANS

        1995 Stock Option Plan.    Nutraceutical's 1995 Stock Option Plan authorizes grants of stock options and sales of any class or classes of common stock to current or future employees, directors, consultants or advisors of Nutraceutical or its subsidiaries. The 1995 Stock Option Plan is administered by the Compensation Committee. Under the 1995 Stock Option Plan, Nutraceutical is authorized to grant stock options for up to an aggregate of 225,873 shares of common stock, subject to adjustment to prevent any dilution or expansion of the rights of participants. As of September 30, 2003, non-qualified options to purchase an aggregate of 147,569 shares of common stock were outstanding under the 1995 Stock Option Plan.

        1998 Stock Incentive Plan.    Nutraceutical's 1998 Stock Incentive Plan provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered by the Compensation Committee. Certain employees, advisors and consultants of Nutraceutical are eligible to participate in the 1998 Stock Incentive Plan. The Compensation Committee selects the participants and determines the terms and conditions of the awards under the 1998 Stock Incentive Plan.

        Options granted under the 1998 Stock Incentive Plan may be either incentive stock options or non-qualified stock options, as determined by the Compensation Committee. The options may also be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. The Board may generally amend the 1998 Stock Incentive Plan at any time. The 1998 Stock Incentive Plan allows the Board to do this without the approval of Nutraceutical's stockholders, but its right to do this is subject to applicable federal securities and tax law limitations (including regulations of The Nasdaq Stock Market).

        In aggregate, 1,050,000 shares of Nutraceutical common stock were reserved for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides that each participant will be limited to receiving awards relating to no more than 100,000 shares of common stock per year. As of September 30, 2003, non-qualified options to purchase an aggregate of 716,040 shares of common stock were outstanding under the 1998 Stock Incentive Plan.

        1998 Non-Employee Director Stock Option Plan.    Nutraceutical's 1998 Non-Employee Director Stock Option Plan is intended to encourage stock ownership by certain Nutraceutical directors, to provide those individuals with an additional incentive to manage Nutraceutical in the stockholders' best interests and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board.

        Under the 1998 Non-Employee Director Stock Option Plan, the Compensation Committee or the full Board may make discretionary grants of options and determine the terms and conditions of such options. The 1998 Non-Employee Director Stock Option Plan provides for the granting of options to non-employee directors, as defined, for up to an aggregate of 150,000 shares of common stock of Nutraceutical, subject to certain adjustments reflecting changes in Nutraceutical's capitalization. As of September 30, 2003, non-qualified option to purchase an aggregate of 20,834 shares of common stock were outstanding under the 1998 Non-Employee Director Stock Option Plan. Although non-employee members of the Compensation Committee are eligible to participate in the 1998 Non-Employee Director Stock Option Plan, the full Board must approve grants made to a member of the Compensation Committee, with the involved member abstaining from the vote. Nutraceutical is under no obligation to retain as a director any Director to whom it has granted an option.

        Employee Stock Discount Purchase Plan.    Nutraceutical's Employee Stock Discount Purchase Plan is intended to give employees a convenient means of purchasing shares of common stock through payroll deductions and quarterly elections, if they wish to do so. The Employee Stock Discount Purchase Plan provides an incentive to participate by permitting purchases at a discounted price. Nutraceutical believes that ownership of stock by employees will foster greater employee interest in the success, growth and development of Nutraceutical.

        Subject to certain restrictions, each of Nutraceutical's employees who is a U.S. resident, or a U.S. citizen temporarily on location at a facility outside of the United States, will be eligible to participate in the Employee Stock Discount Purchase Plan if the employee has been employed by Nutraceutical for more than one year. Nutraceutical has reserved 750,000 shares of common stock for issuance through the Employee Stock Discount Purchase Plan. As of September 30, 2003, 372,739 shares of common stock had been purchased under the Employee Stock Discount Purchase Plan, including 61,011 shares purchased with respect to fiscal 2003.

        Each eligible employee is entitled to purchase a maximum number of shares per quarter equal to 15% of gross pay for the immediately prior quarter divided by the purchase price per share. Employees may elect to participate and purchase stock on a quarterly basis. Each participating employee contributes to the Employee Stock Discount Purchase Plan by making a lump sum contribution or by choosing a payroll deduction in any specified amount, with a minimum deduction of $25 per payroll period. A participating employee may increase or decrease the payroll deduction (including a change to a zero deduction) as of the beginning of any calendar quarter and may suspend deductions at any time. Nutraceutical credits elected contributions to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions during a quarter, which will enable them to purchase the maximum number of shares available for purchase during that quarter.

        Nutraceutical uses each participating employee's contributions to purchase shares for the employee's share account within 30 days after the last day of each calendar quarter. The cost per share will be 90% of the lower of (i) the closing price of Nutraceutical's common stock on The Nasdaq Stock Market on the first trading day of the calendar quarter or (ii) the closing price of Nutraceutical's common stock on The Nasdaq Stock Market on the last trading day of the calendar quarter. The number of shares purchased on each employee's behalf and deposited in the employee's share account will be based on the amount accumulated in the participant's cash account and the purchase price for shares in that calendar quarter. The shares purchased for the employees under the Employee Stock Discount Purchase Plan carry full rights to receive any dividends declared. Pursuant to the Employee Stock Discount Purchase Plan, Nutraceutical will automatically use any dividends attributable to shares in the employee's share account to purchase additional shares for that employee's share account.

Nutraceutical will credit share distributions to the employee's share account as of the record date and will credit share splits as of the effective date. The participating employee will fully own all account shares and may withdraw them for sale (or otherwise) by written request. Subject to applicable federal securities and tax laws, the Board has the right to amend or to terminate the Employee Stock Discount Purchase Plan. Amendments to the Employee Stock Discount Purchase Plan will not affect any participating employee's right to the benefit of the contributions that have been made prior to the date of any such amendment. If the Employee Stock Discount Purchase Plan is terminated, the Compensation Committee will be required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

        401(k) Plan.    Nutraceutical has a 401(k) defined contribution profit sharing plan that covers substantially all employees. Under the 401(k) plan, employees may contribute up to 15% of their compensation subject to certain limitations. In addition, employees who meet certain age requirements may contribute additional amounts permitted by law under the 401(k) plan. Nutraceutical makes matching contributions of up to 4% of employee salaries to the 401(k) plan based on employee contributions and is also permitted to make discretionary contributions under the 401(k) plan. The amount contributed by Nutraceutical to the 401(k) plan during fiscal 2003 was $523 thousand.

        UNDER THE RULES OF THE SEC, THE COMPENSATION AND AUDIT COMMITTEE REPORTS THAT FOLLOW ARE NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee was established by the Board in February 1998 in connection with Nutraceutical's initial public offering. The Compensation Committee is currently comprised of Messrs. Gay II, Levin and Young. The Compensation Committee held one meeting during fiscal 2003.

        The Compensation Committee makes decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and certain key Nutraceutical employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. In addition, the Compensation Committee reviews and approves grants of stock options and other stock rights under Nutraceutical's stock plans. In carrying out its responsibilities, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of Nutraceutical, (ii) contributes to the achievement of operational and strategic objectives and (iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of Nutraceutical. In making recommendations or decisions concerning adjustments to compensation levels, the Compensation Committee considers the financial condition and operational performance of Nutraceutical during the prior year. The Compensation Committee expects Nutraceutical's executive compensation program to consist of three principal components: (i) base salary, (ii) annual bonus and (iii) long-term equity incentives. The Committee has set forth below a discussion as to how such compensation was determined.

        Base Salary.    In fiscal 2003, the base salary for each executive officer of Nutraceutical was determined based on the expected level of responsibility of the executive officer and competitive market conditions.

        Annual Bonus.    Each executive officer of Nutraceutical is eligible to earn a cash bonus based upon individual performance during the fiscal year and Nutraceutical's performance generally.

        Long-Term Equity Incentives.    Prior to the completion of Nutraceutical's initial public offering, Nutraceutical adopted the 1998 Stock Incentive Plan. Under the 1998 Stock Incentive Plan, the Compensation Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of Nutraceutical. Since the ultimate value of stock options bears a direct relationship to market price of the common stock, the Compensation Committee believes that awards under the 1998 Stock Incentive Plan are an effective incentive for Nutraceutical's management to create value for Nutraceutical's stockholders.

FRANK W. GAY II
MATTHEW S. LEVIN
J. STEVEN YOUNG

AUDIT COMMITTEE REPORT

        The Audit Committee reviews with Nutraceutical's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the audit report on Nutraceutical's consolidated financial statements following completion of the audit and Nutraceutical's policies and procedures with respect to internal accounting and financial controls. The Audit Committee is currently comprised of Messrs. Burke, Levin, Stice and Young. The Audit Committee held six meetings during fiscal 2003.

        The Audit Committee has reviewed and discussed the audited financial statements of Nutraceutical for fiscal 2003 with management and has discussed with Nutraceutical's independent auditors, among other things, the methods used to account for significant transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under SAS 61, or the Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers regarding their independence as auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with PricewaterhouseCoopers the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Nutraceutical for fiscal 2003 be included in Nutraceutical's Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2003.

MICHAEL D. BURKE
MATTHEW S. LEVIN
JAMES D. STICE
J. STEVEN YOUNG

FEES PAID TO PRICEWATERHOUSECOOPERS

        The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Nutraceutical's annual financial statements, including quarterly reviews, for the years ended September 30, 2003 and 2002 and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended September 30,
	2002	2003
Audit Fees	$102,200	$113,400
Audit-related Fees(1)	25,700	28,970
Tax Fees(2)	128,730	155,683
All Other Fees(3)	175,000	—

Total	$431,630	$298,053

(1)
Consists of fees related to audits of Nutraceutical's 401(k) plan, due diligence on completed acquisitions and accounting consultations.

(2)
Consists of fees related to tax compliance and consultations.

(3)
Consists of fees related to due diligence for acquisitions terminated prior to consummation.

PERFORMANCE GRAPH

        The following graph shows the cumulative total stockholder return on Nutraceutical common stock for the five fiscal years ended September 30, 2003. The graph assumes that the value of an investment in Nutraceutical's common stock and each index was $100.00 on September 30, 1998.

Comparison of the Cumulative Total Return Among Nutraceutical International Corporation, the Adams, Harkness & Hill Healthy Living Index and the Nasdaq Stock Market (U.S.) Index

(1)
The closing sale price of common stock was $10.37 per share on September 30, 2003, as reported by The Nasdaq Stock Market.

SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

        Proposals of stockholders intended to be eligible for inclusion in Nutraceutical's Proxy Statement and proxy card relating to Nutraceutical's 2005 Annual Meeting of Stockholders must be received by Nutraceutical on or before the close of business September 30, 2004. Such proposals should be submitted by certified mail, return receipt requested.

        Nutraceutical's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the secretary of Nutraceutical not less than 60 days nor more than 90 days prior to the meeting and that such notice must meet certain other requirements. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of Nutraceutical's bylaws from the secretary of Nutraceutical.

Annual Report on Form 10-K

        A copy of Nutraceutical's Annual Report on Form 10-K for the Year Ended September 30, 2003 has been mailed to all stockholders together with this proxy statement. Additional copies of the Annual Report on Form 10-K are available upon written request to: Investor Relations, Nutraceutical International Corporation, 1500 Kearns Boulevard, Suite B-200, Park City, Utah 84060.

Appendix A

NUTRACEUTICAL INTERNATIONAL CORPORATION

AUDIT COMMITTEE CHARTER

As adopted by the Board of Directors on June 5, 2000

        All members of the Audit Committee shall be independent directors as defined by the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market ("Nasdaq"). The Audit Committee shall be chaired by an independent director appointed by the Board of Directors (the "Board").

        The function of the Audit Committee shall be to provide for effective oversight of the financial reporting process, the business risk process and adequacy of internal controls, relationships with external and internal auditors, financial compliance issues, and to exercise the following powers and duties with respect to the following matters involving Nutraceutical International Corporation and its consolidated subsidiaries (together, the "Corporation"):

  1.
  Review and approval of the Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the SEC, and recommendations to the Board regarding the Board's execution of them;

  2.
  Review of the Corporation's programs for compliance with applicable financial disclosure requirements;

  3.
  Review of the auditing of the Corporation's financial statements with the independent auditors, including the plan, fees and the results of their auditing engagements;

  4.
  Review of the non-audit professional services provided by the Corporation's independent auditors and related fees, considering the possible effect they have on the independence of such auditors;

  5.
  Recommendations to the Board regarding the engagement of independent auditors;

  6.
  Review of the Corporation's processes to maintain an adequate system of internal controls;

  7.
  Review of the scope and results of the Corporation's internal audit plans and procedures;

  8.
  Direction and supervision of investigations into matters within the scope of the Audit Committee's duties;

  9.
  Recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Corporation's stockholders; and

  10.
  Such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

        In carrying out these responsibilities, the Audit Committee shall have full access to the independent auditors, the internal auditors, outside counsel, and executive and financial management in scheduled joint sessions or private meetings as in its judgment it deems appropriate. Similarly, the Corporation's independent auditors, internal auditors, and executive and financial management will have full access to the Audit Committee and to the Board and each is responsible for bringing before this Audit Committee or its chairperson in a timely manner any matter he/she feels appropriate to the discharge of the Audit Committee's responsibilities.

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Appendix B

PROXY	NUTRACEUTICAL INTERNATIONAL CORPORATION	PROXY

Proxy for the Annual Meeting of Stockholders to be held on January 9, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NUTRACEUTICAL INTERNATIONAL CORPORATION

        The undersigned, revoking all prior proxies, hereby appoint(s) Jeffrey A. Hinrichs and Leslie M. Brown, Jr., and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Nutraceutical International Corporation that the undersigned would be entitled to vote if personally present at the 2004 Annual Meeting of Stockholders to be held at the Grand Summit Resort located at 4000 The Canyons Resort Drive, Park City, Utah 84098 on Friday, January 9, 2004 at 10:00 a.m., local time, and at any adjournment thereof.

☒ Please mark your vote as in this example. The Board of Directors recommends a vote "FOR" the election of Directors and "FOR" Proposal 2.

1.	To elect one Class I Director and three Class III Directors:	FOR	WITHHOLD AUTHORITY	ABSTAIN
	J. Kimo Esplin (Class I)	☐	☐	☐
	Frank W. Gay II (Class III)	☐	☐	☐
	J. Steven Young (Class III)	☐	☐	☐
	Gregory M. Benson (Class III)	☐	☐	☐
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposals 1 and 2. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or affirmatively indicate the intent to vote in person.
SIGNATURE		DATE
SIGNATURE		DATE
IF HELD JOINTLY
NOTE:
Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.

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